CALVERT FUNDS

Amended and Restated Plan Pursuant to Rule 18f-3
Under the Investment Company Act of 1940
Effective as of September 26, 2016

Rule 18f-3 under the Investment Company Act of 1940 (the “Act”) requires that an open-end management investment company desiring to offer multiple classes of shares adopt a written plan setting forth the differences among the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges, notwithstanding sections 18(f)(1) and 18(i) of the Act (the “Plan”). The initial adoption of, and all material amendments, to the Plan must be approved by the investment company’s Board of Trustees/Directors, including a majority of the disinterested Board members, who must find that the Plan is in the best interests of each class individually and the investment company as a whole. Prior to the initial adoption of, and any material amendments to, this Plan, the Board of Trustees/Directors shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

This Plan shall apply to the registrants, each of which are open-end management investment companies registered under the Act, and each series thereunder, within the Calvert Family of Funds listed below (each, a “Fund” and collectively, the “Funds”), and to any future Fund for which this Plan has been approved in accordance with the above paragraph.

The provisions of this Plan are severable for each Fund or share class (“Class(es)”), and whenever action is to be taken with respect to this Plan, that action must be taken separately for each Fund or Class affected by the matter. Each Class of a Fund will represent interests in the same portfolio of investments of the Fund, and be identical in all respects to each other Class of the Fund, except as set forth in this Plan.

1.    Class Designation. The Funds may offer shares designated Class A, Class C, Class Y, Class R, Class I and Class F, as applicable, as set forth in Exhibit I hereto, and as further described in each Fund’s prospectus.

2.    Differences in Availability. Class A, Class C and Class R shares shall each be available through the same distribution channels. Shareholders can buy, sell (redeem) or exchange Class A, Class C and Class R shares of the Funds, either through a financial professional or directly from the Funds, on any day that the New York Stock Exchange is open, subject to the following limitations: (a) Class C shares are not available for purchase in accounts that are held in an account maintained by Calvert Investment Distributors, Inc. (the “Distributor”) that does not have a designated broker or financial advisor (a “Direct Account”), may not be available through some dealers, and are not recommended for purchase if a shareholder’s total balance of Class C shares is $500,000 or more (in which case, investors should purchase Class A shares); and (b) Class R Shares generally are available only to 401(a) plans, 401(k) plans, SIMPLE 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans, nonqualified deferred compensation plans, employer sponsored benefit plans (including health savings accounts) and other similar employer-sponsored retirement and benefit plans (“qualified retirement plans”), where a plan level or omnibus account is held on the books of the Fund (Class R shares generally are not available to retail nonretirement accounts and individual retirement vehicles, such as traditional and Roth Individual Retirement Accounts (IRAs), Coverdell education savings accounts, SEPs, SARSEPs, SIMPLE IRAs, individual 401(k) plans, individual 402(b) plans, individual 403(b)(7) custodial accounts, 529 college savings plans and one-person Keogh plans).

The Funds also offer Class I, Class Y and Class F shares. Shareholders can buy, sell (redeem) or exchange Class I, Class Y and Class F shares through the following distribution channels: (a) Class I shares are available directly from the Distributor and not through broker-dealers, and each Class I shareholder (excluding those Funds of Calvert Variable Products, Inc.) must maintain a $1 million minimum account balance unless such minimum has been waived in certain circumstances; (b) Class Y shares are generally available only to wrap or similar fee-based programs offered by financial intermediaries, and retirement plans, foundations, endowments and other consultant-driven business, that have entered into an agreement with the Distributor to offer Class Y shares to their clients; and (c) Class F shares are generally available only to insurance companies and qualified retirement plans that offer certain Funds of Calvert Variable Products, Inc. or Calvert Variable Series, Inc.

3.    Differences in Services. The services offered to shareholders of each Class shall be substantially the same, except that the Rights of Accumulation and Statements of Intention shall be available only to holders of Class A shares. The Reinstatement Privilege shall be available only to holders of Class A. Class I and Class Y purchases and redemptions may only be made by bankwire, via the National Securities Clearing Corporation (“NSCC”), or ACH funds transfer, as applicable. In addition to qualified retirement plans, Class F Shares are sold to participating insurance companies for allocation to their separate accounts to fund benefits under insurance policies issued by the insurance companies. The insurance companies redeem Class F shares to make benefit and surrender payments under the terms of their insurance policies.

4.    Differences in Distribution Arrangements. The amount of the maximum front-end sales charge (as defined in FINRA Rule 2341) assessed on Class A shares is described in each relevant Fund’s prospectus and set forth in Exhibit I hereto. Class A shares shall be offered without a front-end sales charge in Direct Accounts. (Each purchaser of Fund shares in a Direct Account is referred to herein as a “Direct Purchaser”.) Accounts with $1 million or more initially invested in Class A shares are not subject to a front-end sales charge, but may be subject to a 0.80% contingent deferred sales charge (“CDSC”) if the shares are redeemed within one year of purchase, as set forth in each relevant Fund’s prospectus and Exhibit I hereto. Class A shares shall be subject to the Distribution Plan adopted and approved by the Funds’ Boards of Directors/Trustees, pursuant to Rule 12b-1 under the Act. The maximum amount of the Distribution Plan expenses (“12b-1 Fees”) for Class A shares, as set forth in each relevant Fund’s prospectus and Exhibit I hereto, is used to pay the Fund’s Distributor for distribution and shareholder services provided to the Fund’s Class A shares. This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class A. For Class A shares, 12b-1 Fees include a maximum service fee at the annual rate of 0.25 of 1% of the value of the average daily net assets of Class A.

Class C shares shall not be sold to new Direct Purchasers. Class C shares shall not be subject to a front-end sales charge, but shall be subject to a 1.00% CDSC if the shares are redeemed within one year of purchase. Class C shares shall also be subject to the Distribution Plan adopted and approved by the Funds’ Boards of Directors/ Trustees, pursuant to Rule 12b-1 under the Act. The maximum amounts of the CDSC and the 12b-1 Fees for Class C shares are set forth in each relevant Fund’s prospectus and Exhibit I hereto. The CDSC on Class C shares will be waived if the shares were sold by a broker/dealer that has an agreement with the Distributor to sell such shares for omnibus retirement account platforms and without a CDSC upon redemption of the shares. 12b-1 Fees are used to pay the Fund’s Distributor for distribution and shareholder services provided to the Fund’s Class C shares. This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class C. For Class C shares, 0.75% of a Fund’s average daily net assets is paid for distribution services and 0.25% is paid for shareholder services.

Class R shares shall not be subject to a front-end sales charge or a CDSC. Class R shares shall, however, be subject to the Distribution Plan adopted and approved by the Funds’ Boards of Directors/ Trustees, pursuant to Rule 12b-1 under the Act. The maximum amount of the 12b-1 Fees for Class R shares is set forth in each relevant Fund’s prospectus and Exhibit I hereto. 12b-1 Fees are used to pay the Fund’s Distributor for distribution and shareholder services provided to the Fund’s Class R shares. This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class R.

Class I shares shall not be subject to a front-end sales charge, a CDSC or a Distribution Plan adopted pursuant to Rule 12b-1 under the Act.

Class F shares shall not be subject to a front-end sales charge or a CDSC. Class F shares shall, however, be subject to the Distribution Plan adopted and approved by the Funds’ Boards of Directors/ Trustees, pursuant to Rule 12b-1 under the Act. The maximum amount of the 12b-1 Fees for Class F shares is set forth in each relevant Fund’s prospectus and Exhibit I hereto. 12b-1 Fees are used to pay the Fund’s Distributor for distribution and shareholder services provided to the Fund’s Class F shares. This amount is calculated by applying the applicable percentage to the value of the average daily net assets of Class F.

Class Y shares shall not be subject to a front-end sales charge, a CDSC or a Distribution Plan adopted pursuant to Rule 12b-1 under the Act.

Dividends paid by a Fund as to each Class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any 12b-1 Fees, administrative services fees, and class-specific expenses allocated to a Class will be borne exclusively by that Class.
Any distribution arrangements of the Funds, including 12b-1 Fees, front-end sales charges and CDSCs, will comply with Section 2341 of the Conduct Rules of the Financial Industry Regulatory Authority.

5.    Expense Allocation. The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) 12b-1 Fees pursuant to the Distribution Plan for a particular Class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto), which will be borne solely by shareholders of such Class; (b) transfer agent and shareholder servicing fees; (c) subtransfer agent and recordkeeping payments; (d) administrative service fees, including, printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific Class; (e) certain state registration fees, including, Blue Sky notification and/or filing fees incurred by a Class; (f) SEC registration fees incurred by a Class; (g) expenses of administrative personnel and services as required to support the shareholders of a specific Class; (h) litigation or other legal expenses and audit or other accounting expenses relating solely to one Class; (i) Board fees or expenses incurred as a result of issues relating to one Class; and (j) shareholder meeting costs that relate to a specific Class; (k) costs incurred as a result of the exercise of any voting rights related to the Distribution Plan affecting a specific Class or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class; (l) costs incurred as a result of the exercise of any conversion features; (m) costs incurred as a result of the exercise of any exchange privileges; and (n) costs incurred in connection with class names or designations.

Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one Class of one or more Funds shall be so applied upon approval by a majority of the Boards of Directors/Trustees, including a majority of the disinterested Board members.

Certain expenses may be attributable to a registrant, but not to a particular Fund or Class. All such expenses will be allocated among the registrant’s Funds based upon the relative aggregate net assets of such Funds. Expenses that are attributable to a particular Fund, but not to a particular Class, any income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each Class based on its net asset value relative to the net asset value of the Fund if such Fund does not declare daily dividends and if the Fund does declare daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(2)(iii) of the Act). Notwithstanding the foregoing, the Distributor, the Fund’s investment adviser or other service provider to the Funds may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

A Class may be permitted to bear expenses that are directly attributable to such class including: (a) any 12b-1 Fees pursuant to the Distribution Plan for a particular Class and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto); and (b) any other expenses determined by the Boards of Directors/Trustees to be attributable to such Class.

6.    Exchange Privileges. The exchange privilege offers flexibility by allowing investors to exchange shares on which a sales charge has already been paid from one Fund to another Fund at no additional charge. Shares of any Fund may only be exchanged for shares of the same class of another Fund; however, Class A and Class C shares of a Fund may be exchanged for Class Y shares of the same Fund, provided that the Fund’s eligibility requirements for purchasing Class Y shares are met and that the shares to be exchanged are not then subject to any CDSC. Each Fund may specify other permissible exchanges from time to time. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

Last approved: December 11, 2013, as amended

Fund	Maximum Class A Front-End Sales Charge*	Maximum Class A 12b-1 Fee	Maximum Class C Front-End Sales Charge*	Maximum Class C 12b-1 Fee	Maximum Class Y Front-End Sales Charge	Maximum Class Y 12b-1 Fee	Maximum Class R Front-End Sales Charge	Maximum Class R 12b-1 Fee	Maximum Class I Front-End Sales Charge	Maximum Class I 12b-1 Fee	Maximum Class F Front-End Sales Charge	Maximum Class F 12b-1 Fee
Calvert Management Series
Calvert Tax-Free Responsible Impact Bond Fund	3.75%	0.35%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Unconstrained Bond Fund	3.75%	0.50%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
The Calvert Fund
Calvert Income Fund	4.75%	0.50%	None	1.00%	None	None	None	0.50%	None	None	N/A	N/A
Calvert Short Duration Income Fund	2.75%	0.50%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Long-Term Income Fund	3.75%	0.50%	None	N/A	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Ultra-Short Income Fund	1.25%	0.50%	None	N/A	None	None	N/A	N/A	None	None	N/A	N/A
Calvert High Yield Bond Fund	3.75%	0.25%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Responsible Index Series, Inc.
Calvert U.S. Large Cap Core Responsible Index Fund	4.75%	0.25%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert U.S. Large Cap Growth Responsible Index Fund	4.75%	0.50%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert U.S. Large Cap Value Responsible Index	4.75%	0.50%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert U.S. Mid Cap Core Responsible Index Fund	4.75%	0.50%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Developed Markets Ex-U.S. Responsible Index Fund	4.75%	0.50%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Impact Fund, Inc.
Calvert Small Cap Fund	4.75%	0.35%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Global Energy Solutions Fund	4.75%	0.50%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Global Water Fund	4.75%	0.50%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Green Bond Fund	3.75%	0.50%	None	N/A	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Social Investment Fund
Calvert Balanced Portfolio	4.75%	0.35%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Bond Portfolio	3.75%	0.35%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Equity Portfolio	4.75%	0.25%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Conservative Allocation Fund	4.75%	0.35%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Moderate Allocation Fund	4.75%	0.35%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Aggressive Allocation Fund	4.75%	0.35%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert World Values Fund, Inc.
Calvert International Equity Fund	4.75%	0.35%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Capital Accumulation Fund	4.75%	0.35%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert International Opportunities Fund	4.75%	0.50%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Emerging Markets Equity Fund	4.75%	0.50%	None	1.00%	None	None	N/A	N/A	None	None	N/A	N/A
Calvert Variable Series, Inc.
Calvert VP SRI Balanced Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	None	None	None	0.25%
Calvert VP SRI Mid Cap Growth Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	None	None	N/A	N/A
Calvert Variable Products, Inc.
Calvert VP S&P 500 Index Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	None	None	N/A	N/A
Calvert VP S&P MidCap 400 Index Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	None	None	None	0.25%
Calvert VP Russell 2000 Small Cap Index Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	None	None	None	0.25%
Calvert VP EAFE International Index Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	None	None	None	0.25%
Calvert VP Nasdaq 100 Index Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	None	None	None	0.25%
Calvert VP Investment Grade Bond Index Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	None	None	None	0.25%
Calvert VP Volatility Managed Moderate Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	None	0.25%
Calvert VP Volatility Managed Moderate Growth	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	None	0.25%
Calvert VP Volatility Managed Growth Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	None	0.25%

* Front-end sales charges of Class A and Class C shares for Direct Accounts are waived.

Class A CDSC. Sales of Class A shares of each Fund in accounts of $1 million or more ($250,000 or more for Calvert Ultra-Short Income Fund) at net asset value where a finder’s fee has been paid are subject to a 0.80% CDSC (0.50% for Calvert Short Duration Income Fund and 0.15% for Calvert Ultra-Short Income Fund) if the shares are redeemed within one year of purchase.

Class C CDSC. 1.00% (if redeemed within one year of purchase).

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